UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

As a result of delays in the filing of the Skillz Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Quarterly Reports on Form 10-Q for its 2025 quarterly periods, the Company’s 2025 annual long-term equity incentive grants to its employees were delayed. Following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and all of its Quarterly Reports on Form 10-Q for its 2025 quarterly periods on December 11, 2025, the Company awarded its ordinary course 2025 annual long-term equity incentive grants to its employees on December 19, 2025.

In connection with the 2025 annual long-term equity incentive grants to all employees, the Board of Directors of the Company (the “Board”), at the recommendation of a special committee (the “Special Committee”) of independent directors of the Board, approved (i) a 2025 annual long-term equity incentive grant to Andrew Paradise, the Company’s Chief Executive Officer, Chairman and controlling stockholder, consisting of (a) restricted stock units (“RSUs”) having a grant date fair value of $1.5 million and (b) performance stock units (“PSUs”) with a grant date fair value of $1.5 million (collectively, the “2025 LTI Award”) and (ii) a special one-time award of performance stock units (the “Special PSUs”) with a grant date fair value of $3.0 million (the “Special PSU Award,” and together with the 2025 LTI Award, the “CEO Equity Awards”) under the Company’s 2020 Omnibus Incentive Plan, as amended (the “Omnibus Plan”). Mr. Paradise may earn one share of the Company’s Class A common stock for each RSU, PSU and Special PSU that vests under the CEO Equity Awards, as described below. The principal terms of the CEO Equity Awards are summarized below.

In considering the terms of Mr. Paradise’s CEO Equity Awards, the Special Committee completed a comprehensive assessment of Mr. Paradise’s compensation, including market data prepared by its independent compensation consultant, Mr. Paradise’s existing equity compensation, and the Company’s competitive pay positioning strategy. In considering the terms of the Special PSU Award, the Special Committee selected challenging stock price milestones (as detailed below) to motivate Mr. Paradise to create significant long-term stockholder value.

The CEO Equity Awards were granted on December 19, 2025 (the “Grant Date”) under the Company’s Omnibus Plan. The number of RSUs, PSUs and Special PSUs covered by the CEO Equity Awards was calculated using the 90-calendar day volume weighted average price (“VWAP”) for the Company’s Class A common stock as of December 31, 2024 (such VWAP date being used in order to align with the immediately preceding trading day prior to the beginning of the performance and vesting periods applicable to the CEO Equity Awards). The VWAP methodology used for the CEO Equity Awards was the same methodology used for the Company’s ordinary course 2025 annual long-term equity incentive grants for other employees.

The long-term incentive award RSUs will vest in twelve substantially equal installments on each three month anniversary of January 1, 2025, subject to Mr. Paradise’s continued service with the Company (“Service”), such that the RSUs will be fully vested after three years of Service following January 1, 2025. As of the date hereof, three installments of the RSUs have vested pursuant to the award.

The long-term incentive award PSUs will have a three-year performance period (the “Performance Period”), beginning on January 1, 2025 and continuing until December 31, 2027. The number of long-term incentive award PSUs earned by Mr. Paradise during each year of the Performance Period will be determined based on the level of achievement of certain Company goals set annually by the Compensation Committee of the Board (the “Compensation Committee”) for each of the three years during the Performance Period (the “Performance Goals”). However, the long-term incentive award PSUs will not vest until the end of the Performance Period, subject to (i) the achievement of such Performance Goals during each of the three years during the Performance Period and (ii) Mr. Paradise’s continued Service with the Company through the end of the Performance Period. The number of PSUs that may be earned is variable and may range from 0% to 200% of the number of PSUs granted, based on the achievement of the Performance Goals. For the first year of the Performance Period, the Compensation Committee established the same Performance Goals for all of the performance stock units to be granted to all executives. The Performance Goals for the first year of the award are Adjusted EBITDA and net gaming revenue.

The Special PSUs are subject to performance-based vesting over a four-year performance period commencing on the Grant Date (the “Special PSU Performance Period”) with the number of PSUs earned ranging from 0% to 200% of the number of Special PSUs granted, subject to (i) achievement of stock price milestones ranging from $9.00 to $19.00 and (ii) Mr. Paradise’s continued Service through such date. The maximum number of Special PSUs that could be earned is divided into eight equal tranches, with each tranche tied to a stock price milestone, measured using the Company’s 30-trading day VWAP and as certified by the Compensation Committee. At the end of the Special PSU Performance Period, a tranche may vest pro-rata using straight-line interpolation; provided that no Special PSUs will vest if the Company’s stock price is less than $9.00.

In the event that Mr. Paradise’s Service terminates other than by the Company for “Cause” or by Mr. Paradise without “Good Reason” (each as defined in the applicable award agreement), (i) any unvested RSUs will vest in full at his termination of Service, (ii) the Compensation Committee will determine in good faith the extent to which the applicable Performance Goals have been met with respect to the Performance Period, and the PSUs for which Performance Goals have been met will vest on a pro-rated basis, based on the number of days in the Performance Period prior to his termination of Service and (iii) any unvested tranche of Special PSUs shall be eligible for pro-rata vesting, consistent with the treatment described in the paragraph above with respect to vesting at the end of the Special PSU Performance Period. Upon any termination of Service by the Company for “Cause” or by Mr. Paradise without “Good Reason,” any unvested RSUs, PSUs and Special PSUs will be forfeited.

If a Change in Control (as defined in the Omnibus Plan) occurs during the Performance Period for the PSUs, the Compensation Committee will determine to what extent the Performance Goals have been achieved with respect to the Performance Period as of the date of such Change in Control and the number of PSUs for which the Performance Goals were achieved will be pro-rated based on the number of days in such Performance Period prior to the date of the Change of Control. The PSUs will cease to be subject to any further performance conditions following a Change in Control and will vest, subject to Mr. Paradise’s continued Service, at the end of the Performance Period or, if earlier, Mr. Paradise’s termination of Service other than by the Company for “Cause” or by Mr. Paradise without “Good Reason.” If a Change of Control (as defined in the Omnibus Plan) occurs during the Special PSU Performance Period, any unvested tranche of the Special PSUs shall be eligible to vest as of the effectiveness of such Change of Control on a pro-rata basis generally consistent with the pro-rata vesting described in the paragraph above with respect to vesting at the end of the Special PSU Performance Period and subject to the terms and conditions set forth in the applicable award agreement.

The foregoing summary of the terms of the CEO Equity Awards does not purport to be complete and is qualified in its entirety by reference to the award agreements for the CEO Equity Awards, copies of which are attached as Exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	CEO Long-Term Incentive Equity Award Agreement, dated December 19, 2025
10.2	CEO Special Performance Stock Unit Award Agreement, dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: December 23, 2025